UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 12, 2023
Date of report (Date of earliest event reported)
_________________________________

PIPER SANDLER COMPANIES
(Exact Name of Registrant as Specified in its Charter)
_________________________________

Delaware		1-31720		30-0168701
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 Nicollet Mall	Suite 900
Minneapolis	Minnesota			55402
(Address of Principal Executive Offices)				(Zip Code)

		(612)	303-6000
(Registrant’s Telephone Number, Including Area Code)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	PIPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2023, Piper Sandler Companies (the “Company”) announced that Timothy L. Carter will retire as the Company’s Chief Financial Officer in the first quarter of 2024. Following an extensive search process, Katherine P. Clune has been selected to serve as the Company’s Chief Financial Officer following Mr. Carter’s retirement as CFO. Ms. Clune will join the Company in November 2023 with the interim title of Senior Vice President of Finance. Mr. Carter will remain an employee of the Company through April 2024 to assist with the transition.

Ms. Clune, 43, most recently served as Treasurer and Head of Planning and Strategy at Evercore Inc., a global independent investment banking advisory firm, from June 2022. Prior to that, Ms. Clune served in various capacities with Morgan Stanley from 2005 through 2021, including Managing Director, Global Head, Liquidity Coverage and Planning, Finance, from 2017 to 2020, Chief Financial Officer, U.S. Banks, during 2020, and Global Head of Financial Planning and Analysis from 2020 to 2021.

In connection with her hiring, the Company and Ms. Clune entered into a letter agreement (the “Letter Agreement”). Under the terms of the Letter Agreement, Ms. Clune will receive an annualized base salary of $500,000 beginning on her effective date of employment with the Company. In addition, she will be granted a restricted cash award of $720,000, and restricted stock awards of shares of the Company’s common stock of $800,000, which will vest ratably over four years following the date of grant, and $750,000, which will vest ratably on the second, third and fourth anniversaries following the date of grant. As Chief Financial Officer of the Company, Ms. Clune will be eligible to participate in the Company’s standard annual and long-term executive compensation programs.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is herein incorporated by reference.

There are no family relationships between Ms. Clune and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. Ms. Clune is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements include, among other things, statements other than historical information or statements of current conditions and may relate to our future plans and objectives and results. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including those factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, as updated in our subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 7.01.    Regulation FD Disclosure.

On September 12, 2023, the Company issued a press release announcing the events discussed in Item 5.02 above, the text of which is furnished as Exhibit 99 hereto. The information contained in this Item 7.01 and Exhibit 99 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibit 99 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Letter Agreement, dated August 8, 2023, by and between Piper Sandler Companies and Katherine P. Clune.
99	Press Release dated September 12, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER SANDLER COMPANIES

Date: September 12, 2023	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary